Exhibit 23.1

Consent of Independent Reserve Engineers

Mr. Ryan Ellson
Executive Vice President and Chief Financial Officer
Gran Tierra Energy Inc. (“Gran Tierra”)
500 Centre Street S.E.,
Calgary, Alberta, Canada T2G 1A6

Re:	Gran Tierra Registration Statement:

Form S-8 (Reg. Nos. 333-146815, 333-156994, 333-171122 and 333-183029)

Form S-3 (Reg. No. 333-281161)

Filed with the United States Securities Exchange Commission

Dear Mr. Ellson:

As the independent reserve engineers for Gran Tierra, McDaniel & Associates Consultants Ltd. (“McDaniel”) hereby confirms that it has granted and not withdrawn its consent to the filing of McDaniel reserve report and to the reference to McDaniel’s evaluation of Gran Tierra’s reserves as of December 31, 2025, in the form and context disclosed by Gran Tierra in its Current Report on Form 8-K submission filed with the U.S. Securities and Exchange Commission on January 28, 2026, and to the incorporation by reference thereof in the registration statements listed above.

Please do not hesitate to contact us if you have any questions.

McDaniel & Associates Consultants Ltd.

/s/ Cam Boulton

Cam Boulton
Executive Vice President

Dated: January 28, 2026
Calgary, Alberta
CANADA